Exhibit 10.1
CAUSE NO. 2010-47387

BROADBASED EQUITIES, on behalf of itself and all others similarly situated and also derivatively on behalf of Buckeye GP Holdings L.P., Plaintiff, v.	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS 129th JUDICIAL DISTRICT
FORREST E. WYLIE, CHRISTOPHER L.
COLLINS, JOHN F. ERHARD, JOSEPH A.
LASALA, JR., FRANK J. LOVERRO, FRANK S.
SOWINSKI, ROBB E. TURNER, MARTIN A.
WHITE, BGH GP HOLDINGS, LLC, AND
MAINLINE MANAGEMENT, LLC,
Defendants,
v.
BUCKEYE GP HOLDINGS L.P.,
Nominal Defendant.

MEMORANDUM OF UNDERSTANDING
     Plaintiffs Broadbased Equities, Henry James Steward and JR Garrett Trust (collectively “Plaintiffs”), Defendants Forrest E. Wylie, Christopher L. Collins, John F. Erhard, Joseph A. LaSala, Jr., Frank J. Loverro, Frank S. Sowinski, Robb E. Turner, Martin A. White, Buckeye GP Holdings LP, BGH GP Holdings LLC (“BGH Holdings”), MainLine Management LLC (“Mainline”), ArcLight Capital Partners, LLC (“ArcLight”), Kelso & Company (“Kelso”), Buckeye Partners LP (“BPL”), Buckeye GP LLC (the “Partnership GP”), and Grand Ohio, LLC (“Grand Ohio”) and Nominal Defendant Buckeye GP Holdings L.P. (“BGH”) (collectively “Defendants,” and together with Plaintiffs, the “Parties”), by and through their respective attorneys, have reached an agreement in principle providing for the settlement of the above consolidated action (the “Action”) on the terms and subject to the conditions set forth below in this Memorandum of Understanding (the “MOU”):
     WHEREAS, on or about June 11, 2010, BPL and BGH announced that they had entered into a definitive agreement (the “Merger Agreement”) that would result in the merger of Grand Ohio with and into BGH (the “Merger”). Under the terms of the Merger Agreement, BGH unitholders would receive 0.705 BPL limited partnership units in exchange for each BGH common or management unit owned at closing; and
     WHEREAS, on or about July 14, 2010, in connection with proposed meetings of unitholders, of BPL and BGH, BPL filed a joint registration statement, which included a joint proxy statement prospectus by BPL and BGH (the “Registration Statement”) with the United States Securities and Exchange Commission (“SEC”), which stated, among other things, that the board of directors of MainLine had unanimously (with the director who is also Chief Executive Officer of the Partnership GP and MainLine recusing himself) approved the Merger, the Merger Agreement and the transactions contemplated thereby; and
     WHEREAS, the Registration Statement also contained a discussion of the background of the Merger Agreement, a summary of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Barclays Capital Inc.’s (“Barclays”) work as well as their compensation and prior work for BGH or BPL, a description of management’s projections and the reasons MainLine’s board recommended that unitholders vote in favor of the Merger, and solicited unitholder approval for the Merger; and
     WHEREAS, on or about July 30, 2010, a putative class and derivative action complaint was filed by Plaintiff Broadbased Equities (“Broadbased”) (the “Broadbased Complaint”), a unitholder of BGH, allegedly on behalf of all holders of BGH’s common units, other than

Defendants and their affiliates (the “Putative Class”), in the District Court of Harris County, Texas (the “Court”), captioned Broadbased Equities v. Wylie, et al., Cause No. 2010-47387 (the “Broadbased Action”); and
     WHEREAS, on or about August 2, 2010, a putative class action complaint was filed by Plaintiff JR Garrett Trust (“JR Garrett”) (the “JR Garrett Complaint”), a unitholder of BGH, allegedly on behalf of all holders of BGH’s common units, other than Defendants and their affiliates, in the Court, captioned JR Garrett Trust v. Buckeye GP Holdings L.P, et al., Cause No. 2010-47543 (the “JR Garrett Action”); and
     WHEREAS, also on or about August 2, 2010 a putative class action complaint was filed by Plaintiff Henry James Steward (“Steward”) (the “Steward Complaint”), a unitholder of BGH, allegedly on behalf of all holders of BGH’s common units, other than Defendants and their affiliates, in the Court, captioned Henry James Steward v. Wylie, et al., Cause No. 2010-47538 (the “Steward Action”); and
     WHEREAS, each of the Broadbased Complaint, the JR Garrett Complaint and the Steward Complaint sought relief against the members of MainLine’s Board: Forrest E. Wylie, Christopher L. Collins, John F. Erhard, Joseph A. LaSala, Jr., Frank J. Loverro, Frank S. Sowinski, Robb E. Turner, and Martin A. White (the “Board”), as well as MainLine. In addition, (i) the JR Garrett Complaint and the Broadbased Complaint sought relief against BGH nominally while the Steward Complaint sought relief against BGH as a direct defendant, (ii) the JR Garrett Complaint and the Broadbased Complaint also sought relief against BGH GP, (ii) the JR Garrett Complaint and the Steward Complaint also sought relief against BPL and the Partnership GP, (iii) the JR Garrett Complaint sought relief against ArcLight and Kelso, and (iv) the Steward Complaint also sought relief against Grand Ohio. Hereinafter, (i) BPL, the

Partnership GP and Grand Ohio are sometimes referred to as the Partnership Defendants and (ii) BGH, BGH GP, MainLine, ArcLight, Kelso and the Board are sometimes referred to as the BGH Defendants; and
     WHEREAS, each of the Broadbased Complaint, the JR Garrett Complaint and the Steward Complaint challenged, inter alia, the Merger Agreement and the Merger, including but not limited to the terms of the Merger Agreement, and alleged that the Board had breached its fiduciary duties in connection therewith.
     WHEREAS, each of the Broadbased Complaint, the JR Garrett Complaint and the Steward Complaint also challenged certain disclosures in the Registration Statement (the “Challenged Disclosures”) as set forth below, and alleged that the Board had breached its fiduciary duties in connection therewith. Specifically, the Broadbased Complaint alleged, inter alia, that the following information, alleged by Broadbased to be material, was not disclosed in the Registration Statement:
(i)	According to the Registration Statement, projections were provided to the Buckeye Audit Committee in March 2010 and the BGH Board in April 2010 and were based on management assumptions as of the dates of their preparation and have not been updated since that time. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose whether the projections provided to the Buckeye Audit Committee and to the BGH Board were the same projections or were prepared on different dates. The Broadbased Complaint further alleged that if they were not the same, then the Registration Statement was deficient because it (a) disclosed only one set of financial projections and (b) did not specify the date on which it was prepared.

(ii)	According to the Registration Statement, during late 2009 and early 2010, Buckeye’s senior management, along with its Board and Board of BGH, discussed ways of reducing Buckeye’s cost of equity capital. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of these discussions.

(iii)	According to the Registration Statement, at a meeting on March 8, 2010, Buckeye’s Audit Committee discussed potential issues regarding any third party bid that may arise for either Buckeye, BGH, or both. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the potential issues discussed at that meeting regarding third party bids.

(iv)	According to the Registration Statement, at a meeting on April 14, 2010, the BGH Board discussed the possible timing, nature and content of a proposed response to the April 13th proposal, noting that the proposed exchange ratio of .65 was insufficient. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the basis for this determination and (b) any discussion had regarding what exchange rate would be sufficient.

(v)	According to the Registration Statement, on April 26, 2010, members of the BGH Board and representatives from Credit Suisse and Latham & Watkins attended a presentation by Buckeye GP’s senior management regarding the business and prospects of Buckeye and the strategic rationale for, and financial implications of, the acquisition of BGH by Buckeye. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of this presentation.

(vi)	According to the Registration Statement, at meetings on April 28, 2010 and May 24, 2010, Credit Suisse reviewed and discussed with the BGH Board its updated preliminary financial analyses with respect to BGH, Buckeye and the proposed transaction. Also, at the April 28, 2010 meeting, the BGH Board discussed the pro forma effects of the proposed transaction. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the updated preliminary financial analyses of Credit Suisse reviewed and discussed at both meetings and (b) the pro forma effects of the proposed transaction that were discussed at the April 28, 2010 meeting.

(vii)	According to the Registration Statement, on May 7, 2010, as directed by the BGH Board and the Buckeye Audit Committee, respectively, Credit Suisse and Barclays met to discuss certain aspects of the April 13, 2010 proposal and BGH’s counterproposal and the financial assumptions underlying both proposals. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of these discussions.

(viii)	According to the Registration Statement, at a meeting on May 18, 2010, the Buckeye Audit Committee discussed with its advisors possible transaction terms, including the likelihood of a third party bid for BGH,

Buckeye, or both. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the discussions regarding third party bids.

(ix)	According to the Registration Statement, at a meeting on May 25, 2010, the BGH Board discussed, among other things, the pro forma consequences of the proposed transaction, an increase in the exchange ratio, whether BGH should have an affirmative right to shop itself after signing a definitive agreement, the universe of potential buyers for BGH and whether BGH should be able to respond to unsolicited written proposals after signing a definitive agreement. Following those discussions, the BGH Board decided to counter with a proposed exchange ratio of 0.715. The BGH Board directed the Transaction Committee to (1) continue resisting exclusivity prior to signing a definitive agreement, (2) accept limitations on BGH’s ability to affirmatively shop itself after the signing of a definitive agreement, (3) retain the right to respond to unsolicited written proposals, (4) accept the proposal regarding post-closing governance, and (5) emphasize the importance of promptly executing a definitive agreement. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the discussions that led to these determinations.

(x)	According to the Registration Statement, on May 27, 2010, the BGH Board discussed, among other things, the likelihood of competing proposals. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the conclusion reached by the BGH Board regarding the likelihood of competing proposals and the rationale supporting that conclusion.

(xi)	According to the Registration Statement, on June 10, 2010, BGH’s Transaction Committee gave its recommendation regarding drafts of the merger agreement and certain related agreements and other documents, and the merger to the BGH Board. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the BGH Transaction Committee’s recommendation.

(xii)	According to the Registration Statement, in its Discounted Cash Flow Analysis, Credit Suisse calculated the net present value of BGH and Buckeye levered free cash flows using BGH’s and Buckeye’s management forecasts, respectively. In performing this analysis, Credit Suisse applied discount rates ranging from 7.00% to 9.25% for BGH and 6.50% and 8.25% for Buckeye and terminal yield ranges of 5.0% to 6.0% for BGH and 6.5% to 7.0% for Buckeye based on the selected companies analysis to calculate an implied exchange ratio reference range. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the methodology used to derive the discount rate ranges and terminal yield ranges from the Selected Companies Analysis.

(xiii)	According to the Registration Statement, in its Selected Transactions Analysis, Credit Suisse applied multiple ranges based on the Selected Transactions Analysis to corresponding financial data for BGH and applied multiple ranges based on the Selected Companies Analysis to corresponding financial data for Buckeye to calculate an implied exchange ratio reference range. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) which multiple ranges from the Selected Transactions Analysis and the Selected Companies Analysis were used to calculate the implied exchange ratio reference range and (b) the type of consideration and the value of each transaction.

(xiv)	According to the Registration Statement, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse’s and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of BGH, Buckeye and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the extent of Credit Suisse’s and its affiliates’ interests in BGH, Buckeye, or any other company involved in the merger.

(xv)	According to the Registration Statement, Credit Suisse will receive a customary fee for its services, a substantial portion of which is contingent upon the consummation of the merger. Credit Suisse also became entitled to receive a fee upon the rendering of its opinion. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose the value of the fees to be paid to Credit Suisse, including the amount of fees which is contingent upon the consummation of the Sale Agreement.

(xvi)	According to the Registration Statement, Credit Suisse and its affiliates have in the past provided investment banking and other financial services to BGH, Buckeye, and certain of their affiliates for which Credit Suisse and its affiliates have received compensation, including, during the last two years, having acted as a co-managing underwriter of an offering of debt securities by Buckeye. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to BGH, Buckeye, and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. The Broadbased Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the affiliates of BGH and Buckeye to which Credit Suisse has provided services, (b) the amount of fees that Credit Suisse has received for services it has provided to BGH, Buckeye, and their respective affiliates, (c) the amount of fees that Credit Suisse has an expectation of receiving for future services provided to BGH, Buckeye, and their affiliates, (d) to the extent that Credit Suisse has provided services to Kelso, ArcLight, or MainLine, the amount of fees received therefrom, and (e) to the extent that Credit Suisse expects to provide services to Kelso, ArcLight, or MainLine, the amount of fees expected to be received therefrom.
The JR Garrett Complaint alleged, inter alia, that the following information, alleged by JR Garrett to be material, was not disclosed in the Registration Statement:
(i)	The Registration Statement stated that management of Buckeye Partnership GP and Buckeye Holdings GP prepared projections that included expected future financial and operating performance for BPL on a “stand-alone” basis and on a “combined” basis giving effect to the proposed Merger. However, the JR Garrett Complaint alleged that these projections were not disclosed.

(ii)	The Registration Statement stated that the stand alone and combined projections were provided to the BPL Audit Committee and the BGH Board and they were “revised” to reflect certain assumptions of the Partnership Audit Committee and the Holdings Board. However, the JR Garrett Complaint alleged that it did not disclose what the revisions were (i.e. were they higher or lower than management’s projections) or why they made said revisions.

(iii)	The Registration Statement stated that the stand-alone and combined projections were provided to Barclays Capital Inc. (“Barclays”) and Credit Suisse for use in connection with the preparation of their opinions to the Partnership Audit Committee and the Holdings Board, respectively, and related financial advisory services. However, the JR Garrett Complaint alleged it was not disclosed whether Credit Suisse was provided with the revised projections, the original projections, or both.

(iv)	The Registration Statement also stated that Barclays prepared adjusted projections in conducting its financial analyses but the JR Garrett Complaint alleged that it did not disclose what adjustments were made to management’s undisclosed projections (i.e. were they higher or lower than management’s projections) and to which set of projections.

(v)	Although the Registration Statement disclosed BPL’s “Total Distributable Cash Flow” for 2011-2014, the JR Garrett Complaint alleged that it did not disclose how much BPL expects to actually distribute to its LP unitholders, nor did it disclose expected sales revenues or Earning Before Interest Tax & Depreciation (“EBITDA), so that BGH unitholders could properly value BGH’s incentive distribution rights. Moreover, the JR Garrett Complaint alleged that Registration Statement did not disclose whether the “Total Distributable Cash Flow” projections are based on the revised projections or the original projections.

(vi)	The Registration Statement disclosed summaries of the financial analyses conducted by Credit Suisse and Barclays; however, the JR Garrett Complaint alleged that it did not disclose if Credit Suisse and Barclays relied upon the revised or original projections in performing their analyses, in particular with respect to their discounted cash flow analyses.

(vii)	Moreover, the Registration Statement stated that BPL and BGH will not make publicly available any update or other revisions to projections to reflect circumstances existing after the date of the projections. However, the JRG Complaint alleged that Defendants cannot withhold information that is material to the vote on the Merger. The JRG Complaint alleged that it was important that BGH’s public unitholders are informed of any material changes to the projections in the form of, at least, a supplemental public filing by Defendants so that they could make an informed vote on the Merger. Moreover, the JR Garrett Complaint alleged that any material changes in the projections raises questions as to the continued adequacy of Credit Suisse’s and Barclays’ fairness opinions.

(viii)	The Registration Statement stated that the Board interviewed Credit Suisse to serve as financial advisor to BGH in connection with the Merger and retained Credit Suisse because of its “knowledge and experience with respect to M&A transactions and the energy industry generally, as well as Credit Suisse’s experience advising MLPs and other companies with respect to transactions similar to the proposed transaction...” However, the JR Garrett Complaint alleged that the Registration Statement did not disclose if Credit Suisse was the only firm considered by the BGH Board, and if it was, why other firms were not interviewed.

(ix)	Although the Registration Statement disclosed that Credit Suisse “provided investment banking and other financial services to BGH, BPL and certain of their affiliates”, the JR Garrett Complaint alleged that it did not disclose the amount of fees it received as a result of these services. More importantly, the JR Garrett Complaint alleged it did not disclose the amount of fees that Credit Suisse has received, or will receive, as a result of its services in connection with the Merger, including the services provided in connection with its fairness opinion. The JR Garrett Complaint alleged that this is very important material information required to determine whether or not Credit Suisse’s fairness opinion is reliable or was “bought and paid for.” With respect to Barclays, the Registration Statement disclosed the amount of fees it received for past services to Defendants but the JR Garrett Complaint alleged that it did not disclose the amount of fees that it received, or will receive, for its services in connection with the Merger.

(x)	The Registration Statement stated that “[i]n performing its evaluation analysis, Barclays has analyzed data under four different Partnership operating and financial scenarios...” which were based on BPL’s “Long-Term Plan.” However, the JR Garrett Complaint alleged that it did not disclose what the Long Term Plan is and if it was different from the “Base Case” financial scenario or management’s projections.

(xi)	The Registration Statement stated “Barclays performed a discounted cash flow analysis of projected free cash flows to each of the Partnership and Holdings for the fiscal year beginning April 1, 2010 and ending December 31, 2014. For Cases I [Base Case], II [No Acquisitions] and III [Downside], Barclays assumed discount rates ranging from 10% to 12%. For Case IV [Upside], Barclays assumed discount rates ranging from 11% to 13%.” However, the JR Garrett Complaint alleged that it did not disclose how Barclays arrived at its assumed discount rate ranges, why Barclays used a different discount rate for Case IV, and why it used a higher discount rate range for the Upside case and not a lower range for the Downside case.

(xii)	In further connection with Barclays’ discounted cash flow analysis, the JR Garrett Complaint alleged that the Registration Statement did not disclose what yields were implied by Barclays’ terminal multiple assumptions and why Barclays used different terminal multiples for Case IV.

(xiii)	In connection with Barclays’ Comparable Company Analysis, the JR Garrett Complaint alleged that the Registration Statement did not disclose the screening and selection criteria Barclays used to select public company samples for both BGH and BPL or the company-by-company pricing multiples.

(xiv)	In connection with Barclays’ Comparable Transaction Analysis, the JR Garrett Complaint alleged that the Registration Statement did not disclose transaction-by-transaction pricing multiples for both samples (i.e., the sample for BGH and the sample for BPL).

(xv)	The JR Garrett Complaint alleged that Barclays’ Research Analyst Price Targets analysis did not disclose how many price targets were included in the samples, or whether or not they were all issued since the respective companies’ most recent financial disclosures, or are some based on older information.

(xvi)	The JR Garrett Complaint alleged that Barclays’ Premiums Paid Analysis did not disclose how the transactions were screened, the transaction-by-transaction premiums, or why the sample size was smaller and differed from Credit Suisse’s samples. Moreover, the JR Garrett Complaint alleged that the Registration Statement did not disclose whether or not any of the samples were intentionally excluded by Barclays.

(xvii)	In connection with the Selected Companies Analysis performed by Credit Suisse, the JR Garrett Complaint alleged that the Registration Statement did not disclose why the sample of selected companies chosen by Credit Suisse differed from Barclays’ sample. Moreover, the JR Garrett Complaint alleged that it did not disclose the screening and selection criteria Credit Suisse used to select public company samples for both BGH and BPL, or the company-by-company pricing multiples.

(xviii)	The JR Garrett Complaint alleged that the Registration Statement did not disclose why Credit Suisse’s discount rate ranges are materially different than Barclays’ and why Barclays uses terminal multiples, whereas Credit Suisse calculated terminal values by using exit-yield assumptions.

(xix)	In connection with the Selected Transactions Analysis performed by Credit Suisse, the JR Garrett Complaint alleged that the Registration Statement did not disclose why Credit Suisse’s sample differs substantially from (and is smaller than) Barclays’ sample, nor did it disclose the selection criteria and transaction-by-transaction pricing multiples.

(xx)	In connection with the Premiums Paid Analysis performed by Credit Suisse, the JR Garrett Complaint alleged that the Registration Statement did not disclose how the transactions were screened, the transaction-by-transaction premiums, why the sample size was smaller than Barclays, and whether or not any samples were intentionally excluded.
The Steward Complaint alleged, inter alia, that the following information, alleged by Steward to be material, was not disclosed in the Registration Statement:
(i)	With regard to Barclays’s Discounted Cash Flow Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to provide any definition of free cash flow used in this analysis. This information is necessary to determine how free cash flow compares to distributable cash flow.

b)	There was no disclosure in the Registration Statement of the methodologies and assumptions used to determine the discount rate ranges used in each of the 4 cases, for each company.

c)	The Registration Statement failed to disclose the methodologies and assumptions used to determine the terminal multiples used in each of the 4 cases, for each company.

d)	The Registration Statement failed to disclose the process, assumptions and methodologies used to determine the value of $4.6mm for the 80,000 Partnership LP Units held by Holdings.
(ii)	With regard to Barclays’s Comparable Company Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to provide any explanation for the lack of control premium being added to get an implied value of Holdings.

b)	The Registration Statement failed to provide any explanation as to why Holdings and Partnership were valued using different multiples (Holdings valued using multiples of distributable cash flow, distributions, and yield, but Partnership was valued using multiples of EBITDA, last quarter annualized cash distribution yield and distributable cash flow yield).
(iii)	With regard to Barclays’s Comparable Transaction Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to disclose why a Comparable Transaction Analysis was performed on Partnership, even though there was no change of control contemplated by the Proposed Transaction.

b)	The Registration Statement failed to disclose why Holdings and Partnership were valued using different multiples (Holdings valued using multiples of LTM distributable cash flow, 1-yr forward distributable cash flow, and latest quarter annualized distributions, but Partnership was valued using multiples of LTM EBITDA, LTM EBIT, LTM distributable cash flow, LTM net income).

(iv)	With regard to Credit Suisse’s Selected Companies Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to disclose why no control premium was added to get an implied value of Holdings.

b)	There was no disclosure in the Registration Statement of the actual multiples selected and applied to Holdings or Partnership.

c)	There was no disclosure in the Registration Statement of the individually concluded values for Holdings and Partnership.
(v)	With regard to Credit Suisse’s Discounted Cash Flow Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to disclose the definition of levered free cash flow used.

b)	The methodologies and assumptions used to determine the appropriate discount rates were not disclosed in the Registration Statement.

c)	There was no disclosure in the Registration Statement of the individually concluded values for Holdings and Partnership.
(vi)	With regard to Credit Suisse’s Selected Transactions Analysis, the Steward Complaint alleged as follows:
a)	The Registration Statement failed to disclose the actual multiples selected and applied to either Holdings or Partnership. There was no disclosure of which multiples from the Selected Companies Analysis were applied to Partnership, or how they differed from the multiples that were applied under the Selected Companies Analysis.

b)	The Registration Statement failed to disclose the individually concluded values for Holdings and Partnership.
(vii)	The Steward Complaint alleged that the Registration Statement failed to disclose the fees that the financial advisors will be receiving. Specifically, the Registration Statement stated that Barclays will receive a “customary fee”, a portion of which was paid upon rendering their opinion, and a substantial portion of which is contingent upon consummation. The Steward Complaint alleged that the specific amounts of the total fee and the contingent portion were not disclosed. According to the Registration Statement, Credit Suisse will receive a “customary fee”, a “substantial portion” of which is contingent upon consummation. The Steward Complaint alleged that the specific amounts of the total fee and the contingent portion are not disclosed. Also, the Steward Complaint alleged that the amount of fees earned by Credit Suisse for acting as a co-managing underwriter of an offering of debt securities by the Partnership were not disclosed.
     WHEREAS, each of the Broadbased Complaint, the JR Garrett Complaint and the Steward Complaint also alleged, inter alia, that by reason of Defendants’ actions, Plaintiffs and members of the Putative Class (the “Putative Class Members”) had suffered and would suffer irreparable harm for which they had no adequate remedy at law, and requested that the Court grant appropriate relief for such alleged harm; and
     WHEREAS, on or about August 17, 2010, each of Broadbased, JR Garrett and Steward filed an amended complaint in their respective actions; and
     WHEREAS, on August 19, 2010, BPL filed an amended registration statement (the “Amended Registration Statement”); and
     WHEREAS, on or about August 24, 2010, the Court entered an order the Parties had agreed to which, inter alia, (i) consolidated the JR Garrett Action and the Stewart Action into the Broadbased Action, and (ii) appointed The Brualdi Law Firm, P.C., Bull & Lifshitz, L.L.P. and Finkelstein Thompson LLP as Interim Co-Lead Counsel and Emmons & Jackson, P.C. and Schwartz, Junell, Greenberg & Oathout, L.L.P. as Plaintiffs’ Liaison Counsel (collectively “Plaintiffs’ Counsel”); and
     WHEREAS, on or about September 1, 2010 Plaintiffs’ filed a First Consolidated Amended Class Action and Derivative Complaint (the “Consolidated Complaint”); and
     WHEREAS, the Consolidated Complaint challenged, inter alia, the Merger and the Merger Agreement, including, but not limited to, the Company’s disclosures in the Amended

Registration Statement and alleged that the Board had breached its fiduciary duties in connection therewith. Specifically, the Consolidated Complaint alleged, inter alia, that the following information, alleged by Plaintiffs to be material, was not disclosed in the Amended Registration Statement:
i)	The Registration Statement stated that management of Buckeye GP and BGH prepared projections that included expected future financial and operating performance for BPL on a “stand-alone” basis and on a “combined” basis giving effect to the proposed Merger. However, the Consolidated Complaint alleged that Registration Statement was deficient because it disclosed only one set of financial projections.

ii)	The Registration Statement stated that the stand alone and combined projections were provided to the BPL Audit Committee and the BGH Board and they were “revised” to reflect certain assumptions of the BPL Audit Committee and the BGH Board. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) what the revisions were (i.e. were they higher or lower than management’s projections) and (b) why they made said revisions.

iii)	The Registration Statement stated that the stand-alone and combined projections were provided to Barclays and Credit Suisse for use in connection with the preparation of their opinions to the BPL Audit Committee and the BGH Board, respectively, and related financial advisory services. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose whether Credit Suisse was provided with the revised projections, the original projections, or both.

iv)	The Registration Statement also stated that Barclays prepared adjusted projections in conducting its financial analyses. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) what adjustments were made to management’s undisclosed projections (i.e. were they higher or lower than management’s projections) and (b) to which set of projections the adjustments were made.

v)	According to the Registration Statement, projections were provided to the BPL Audit Committee in March 2010 and the BGH Board in April 2010 and were based on management assumptions as of the dates of their preparation and have not been updated since that time. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose whether the projections provided to the BPL Audit Committee and the BGH Board were the same projections or were prepared on different dates. If they were not the same, then the Consolidated Complaint alleged that the Registration Statement was deficient because it (a) discloses only one set of financial projections and (b) does not specify the date on which it was prepared.

vi)	According to the Registration Statement, during late 2009 and early 2010, BPL’s senior management, along with its Board and the Board of BGH, discussed ways of reducing BPL’s cost of equity capital. The Consolidated Complaint alleged that the Registration was deficient because it failed to disclose the substance of these discussions.

vii)	According to the Registration Statement, at a meeting on March 8, 2010, BPL’s Audit Committee discussed potential issues regarding any third party bid that may arise for either BPL, BGH, or both. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the potential issues discussed at this meeting regarding third party bids.

viii)	According to the Registration Statement, at a meeting on April 14, 2010, the BGH Board discussed the possible timing, nature and content of a proposed response to the April 13th proposal, noting that the proposed exchange ratio of .65 was insufficient. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the basis for this determination and (b) any discussion had regarding what exchange rate would be sufficient.

ix)	According to the Registration Statement, on April 26, 2010, members of the BGH Board and representatives from Credit Suisse and Latham & Watkins attended a presentation by Buckeye GP’s senior management regarding the business and prospects of BPL and the strategic rationale for, and financial implications of, the acquisition of BGH by BPL. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of this presentation.

x)	According to the Registration Statement, at meetings on April 28, 2010 and May 24, 2010, Credit Suisse reviewed and discussed with the BGH Board its updated preliminary financial analyses with respect to BGH, BPL and the proposed transaction. Also, at the April 28, 2010 meeting, the BGH Board discussed the pro forma effects of the proposed transaction. The Registration Statement was deficient because it failed to disclose (a) the updated preliminary financial analyses of Credit Suisse reviewed and discussed at both meetings and (b) the pro forma effects of the proposed transaction that were discussed at the April 28, 2010 meeting.

xi)	According to the Registration Statement, on May 7, 2010, as directed by the BGH Board and the BPL Audit Committee, respectively, Credit Suisse and Barclays met to discuss certain aspects of the April 13, 2010 proposal and BGH’s counterproposal and the financial assumptions underlying both proposals. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of these discussions.

xii)	According to the Registration Statement, at a meeting on May 18, 2010, the BPL Audit Committee discussed with its advisors possible transaction terms, including the likelihood of a third party bid for BGH, BPL, or both. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the discussions regarding third party bids.

xiii)	According to the Registration Statement, at a meeting on May 25, 2010, the BGH Board discussed, among other things, the pro forma consequences of the proposed transaction, an increase in the exchange ratio, whether BGH should have an affirmative right to shop itself after signing a definitive agreement, the universe of potential buyers for BGH and whether BGH should be able to respond to unsolicited written proposals after signing a definitive agreement. Following those discussions, the BGH Board decided to counter with a proposed exchange ratio of 0.715. The BGH Board directed the Transaction Committee to (1) continue resisting exclusivity prior to signing a definitive agreement, (2) accept limitations on BGH’s ability to affirmatively shop itself after the signing of a definitive agreement, (3) retain the right to respond to unsolicited written proposals, (4) accept the proposal regarding post-closing governance, and (5) emphasize the importance of promptly executing a definitive agreement. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the discussions that led to these determinations.

xiv)	According to the Registration Statement, on May 27, 2010, the BGH Board discussed, among other things, the likelihood of competing proposals. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the conclusion reached by the BGH Board regarding the likelihood of competing proposals and the rationale supporting that conclusion.

xv)	According to the Registration Statement, on June 10, 2010, BGH’s Transaction Committee gave its recommendation regarding drafts of the merger agreement and certain related agreements and other documents, and the merger to the BGH Board. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the substance of the BGH Transaction Committee’s recommendation.

xvi)	According to the Registration Statement, in its Discounted Cash Flow Analysis, Credit Suisse calculated the net present value of BGH and

BPL levered free cash flows using BGH’s and BPL’s management forecasts, respectively. In performing this analysis, Credit Suisse applied discount rates ranging from 7.00% to 9.25% for BGH and 6.50% and 8.25% for BPL and terminal yield ranges of 5.0% to 6.0% for BGH and 6.5% to 7.0% for BPL based on its Selected Companies Analysis to calculate an implied exchange ratio reference range. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the definition of levered free cash flow used, (b) the methodologies and assumptions used to derive the discount rate ranges and terminal yield ranges from the Selected Companies Analysis, and (c) the individually concluded values for BGH and BPL.

xvii)	According to the Registration Statement, one set of projections specified “Total Distributable Cash Flow” for 2011-2014. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) how much BPL expects to actually distribute to its LP unitholders, (b) expected sales revenues or Earnings Before Interest Tax & Depreciation (“EBITDA), and (c) whether the “Total Distributable Cash Flow” projections are the revised projections or the original projections.

xviii)	The Registration Statement provides summaries of the financial analyses conducted by Credit Suisse and Barclays. However, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose if Credit Suisse and Barclays relied upon the revised or original projections in performing their analyses, in particular with respect to their discounted cash flow analyses.

xix)	The Consolidated Complaint alleged that the Registration Statement was deficient because, according to the Registration Statement, BPL and BGH will not make publicly available any update or other revisions to projections to reflect circumstances existing after the date of the projections.

xx)	According to the Registration Statement, in its Selected Transactions Analysis, Credit Suisse applied multiple ranges based on the Selected Transactions Analysis to corresponding financial data for BGH and applied multiple ranges based on the Selected Companies Analysis to corresponding financial data for BPL to calculate an implied exchange ratio reference range. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) which multiple ranges from the Selected Transactions Analysis and the Selected Companies Analysis were used to calculate the implied exchange ratio reference range, (b) the type of consideration and the value of each transaction, (c) why Credit Suisse’s sample differs substantially from (and is smaller than) Barclays’ sample, (d) the selection criteria and transaction-by-transaction pricing multiples, and (e) the individually concluded values for BGH and BPL.

xxi)	According to the Registration Statement, in performing its evaluation analysis, Barclays analyzed data under four different BPL operating and financial scenarios, which were based on BPL’s “Long-Term Plan.” The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) what the Long Term Plan is and (b) if it was different from the “Base Case” financial scenario or management’s projections.

xxii)	“Barclays performed a discounted cash flow analysis of projected free cash flows to each of [BPL] and [BGH] for the fiscal year beginning April 1, 2010 and ending December 31, 2014. For Cases I [Base Case], II [No Acquisitions] and III [Downside], Barclays assumed discount rates ranging from 10% to 12%. For Case IV [Upside], Barclays assumed discount rates ranging from 11% to 13%.” The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the definition of free cash flow used in this analysis, (b) how Barclays arrived at its assumed discount rate ranges, (c) why Barclays used a different discount rate for Case IV, and (d) why it used a higher discount rate range for the Upside case and not a lower range for the Downside case.

xxiii)	In further connection with Barclays’ Discounted Cash Flow Analysis, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the methodologies and assumptions used to determine the terminal multiples, (b) what yields were implied by Barclays’ terminal multiple assumptions and (c) why Barclays used different terminal multiples for Case IV, and (d) the process, assumptions and methodologies used to determine the value of $4.6mm for the 80,000 BPL LP Units held by BGH.

xxiv)	In connection with Barclays’ Comparable Company Analysis, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the screening and selection criteria Barclays used to select public company samples for both BGH and BPL, (b) the company-by-company pricing multiples, (c) transaction-by-transaction pricing multiples for both samples (i.e., the sample for BGH and the sample for BPL), (d) why Barclays did not add a control premium to get an implied value of BGH, and (e) why BGH and BPL were valued using different multiples (BGH was valued using multiples of distributable cash flow, distributions, and yield, but BPL was valued using multiples of EBITDA, last quarter annualized cash distribution yield and distributable cash flow yield).

xxv)	In connection with Barclays’ Comparable Transactions Analysis, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) why this type of analysis was performed on BPL when there was no change of control contemplated by the Sale Agreement and (b) why BGH and BPL were valued using different multiples (BGH was valued using multiples of LTM distributable cash flow, 1-yr forward distributable cash flow, and latest quarter annualized distributions, but BPL was valued using multiples of LTM EBITDA, LTM EBIT, LTM distributable cash flow, LTM net income).

xxvi)	In connection with Barclays’ Research Analyst Price Targets Analysis, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) how many price targets are included in the samples, and (b) whether they were all issued since the respective companies’ most recent financial disclosures, or whether some are based on older information.

xxvii)	In connection with Barclays’ Premiums Paid Analysis, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) how the transactions were screened, (b) the transaction-by-transaction premiums, (c) why the sample size was smaller and differed from Credit Suisse’s samples, and (d) whether any samples were intentionally excluded by Barclays.

xxviii)	In connection with the Premiums Paid Analysis performed by Credit Suisse, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) how the transactions were screened, (b) the transaction-by-transaction premiums, (c) why the sample size differed from that of Barclays’, and (d) whether any samples were intentionally excluded.

xxix)	In connection with the Selected Companies Analysis performed by Credit Suisse, the Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) why no control premium was added to get an implied value of BGH (b) why the sample of selected companies chosen by Credit Suisse differs from Barclays’ sample and (b) the screening and selection criteria Credit Suisse used to select public company samples for both BGH and BPL, (c) the actual multiples selected and applied to BGH or BPL, and (d) the individually concluded values for BGH and BPL.

xxx)	The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) why Credit Suisse’s discount rate ranges are materially different than Barclays’ and (b) why Barclays uses terminal multiples, whereas Credit Suisse calculated terminal values by using exit-yield assumptions.

xxxi)	According to the Registration Statement, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse’s and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of BGH, BPL and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the extent of Credit Suisse’s and its affiliates’ interests in BGH, BPL, or any other company involved in the merger.

xxxii)	According to the Registration Statement, Credit Suisse will receive a customary fee for its services, a substantial portion of which is contingent upon the consummation of the merger. Credit Suisse also became entitled to receive a fee upon the rendering of its opinion. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the value of the fees to be paid to Credit Suisse, including the amount of fees which is contingent upon the consummation of the Sale Agreement.

xxxiii)	According to the Registration Statement, Barclays will receive a customary fee for its services, a portion of which was paid upon rendering its opinion and a substantial portion of which is contingent upon the consummation of the proposed merger. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose the value of the fees to be paid to Credit Suisse, including the amount of fees which is contingent upon the consummation of the Sale Agreement.

xxxiv)	According to the Registration Statement, Credit Suisse and its affiliates have in the past provided investment banking and other financial services to BGH, BPL, and certain of their affiliates for which Credit Suisse and its affiliates have received compensation, including, during the last two years, having acted as a co-managing underwriter of an offering of debt securities by BPL. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to BGH, BPL, and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose (a) the affiliates of BGH and BPL to which Credit Suisse has provided services, (b) the amount of fees that Credit Suisse has received for services it has provided to BGH, BPL, and their respective affiliates, (c) the amount of fees that Credit Suisse has an expectation of receiving for future services provided to BGH, BPL, and their affiliates, (d) to the extent that Credit Suisse has provided services to Kelso, ArcLight, or MainLine, the amount of fees received therefrom, and (e) to the extent that Credit Suisse expects to provide services to Kelso, ArcLight, or MainLine, the amount of fees expected to be received therefrom.

xxxv)	According to the Registration Statement, the BGH Board interviewed Credit Suisse to serve as financial advisor to BGH in connection with the Merger and retained Credit Suisse because of its “knowledge and experience with respect to M&A transactions and the energy industry generally, as well as Credit Suisse’s experience advising MLPs and other companies with respect to transactions similar to the proposed transaction...” The Consolidated Complaint alleged that the Registration Statement was deficient because it failed to disclose if Credit Suisse was the only firm considered by the BGH Board, and if it was, why other firms were not interviewed.
     WHEREAS, the Consolidated Complaint further alleged, inter alia, that by reason of Defendants’ actions, BGH, Plaintiffs and the Putative Class Members had suffered and would suffer irreparable harm for which they had no adequate remedy at law, and requested that the Court grant appropriate relief for such alleged harm; and
     WHEREAS, on September 14, 2010, BPL filed a second amended registration statement (the “Second Amended Registration Statement”); and
     WHEREAS, on or about September 21, 2010 Plaintiffs served (i) Notice of Depositions to take the deposition of each member of the Board and (ii) Plaintiffs’ First Set of Requests for the Production of Documents to Defendants; and
     WHEREAS, on or about September 24, 2010, the Partnership Defendants and the BGH Defendants separately filed their respective Answer and Affirmative Defenses to the Consolidated Complaint; and
     WHEREAS, on or about September 27, 2010, the Parties entered into a Rule 11 Agreement which provided, inter alia, as follows:
(i)	Defendants agreed to cooperate in jointly approaching the Court to schedule a hearing date for Plaintiffs’ temporary injunction motion to occur on or prior to November 9, 2010 (and no earlier than November 1, 2010), and Defendants represented that the sale of BGH to BPL or any of its affiliates will not be consummated before November 16, 2010,

(ii)	Defendants agreed to produce the following documents to counsel for Plaintiffs by September 30, 2010: (a) all board and board committee minutes (board being defined as the board of Mainline from meetings where the Transaction or any alternative to the Transaction was discussed; (b) all documents and presentation materials provided to any MainLine Board member in conjunction with consideration of the Transaction or any alternative to the Transaction; (c) all formal communications (excluding email communications and materials subject to attorney-client privilege) between or among BGH, MainLine, any MainLine Board member, Credit Suisse, or other advisors to MainLine or BGH on the one hand and/or BPL (including Buckeye GP LLC or its board members) and/or any of its advisors on the other hand; (d) all agreements between any of the individual defendants and any entity defendant concerning (1) how the individual’s BGH units will be voted in connection with the Transaction, or (2) the terms of the individual’s employment with any entity defendant (to the extent those terms are not reflected in publicly available documents).

(iii)	Defendants agreed to produce the following individuals for deposition by Plaintiffs (a) John F. Erhard, (b) Frank J. Loverro, (c) Frank S. Sowinski. and (d) a knowledgeable representative of Credit Suisse. Defendants also agreed that if there were relevant questions that any of those witnesses couldn’t answer and it appeared that Forrest E. Wylie would have knowledge of their subject matter, then Plaintiffs may depose Mr. Wylie.

(iv)	Plaintiffs agreed to produce the following documents to counsel for Defendants within seven days after the Rule 11 Agreement was fully executed: (a) documents sufficient to demonstrate that each of them owned BGH units continuously between June 11, 2010 and the present; (b) documents demonstrating any purchases or sales of BGH units in which they have engaged between June 11, 2010 and the present; (c) all documents relied upon in making their decision(s) to purchase or sell BGH units.

(v)	Plaintiffs agreed that the following Plaintiffs would be made available for deposition by Defendants (a) a knowledgeable representative of the JR Garrett Trust, (b) Henry James Steward and (c) a knowledgeable representative of Broadbased Equities.

(vi)	The parties agreed to a temporary injunction briefing schedule so that Plaintiffs’ Motion for a Temporary Injunction (the “TI Motion”) would be heard by the Court following discovery.
     WHEREAS, the Parties have produced the documents they agreed to produce pursuant to the Rule 11 Agreement; and

     WHEREAS, on or about September 28, 2010, BPL and BGH filed with the SEC and thereafter mailed to their respective unitholders a prospectus (the “Prospectus”) and a definitive joint proxy statement (the “Definitive Proxy Statement”) in connection with seeking unitholder votes on the Merger Agreement; and
     WHEREAS, on or about September 29, 2010 the BGH Defendants and the Partnership Defendants filed separate motions for special exceptions and summary judgment, which motions were set for hearing on November 1, 2010; and
     WHEREAS, between approximately September 11, 2010 and October 29, 2010, counsel for the Defendants and Plaintiffs’ Interim Co-Lead Counsel engaged in good faith discussions with regard to the possible settlement of the Action, which discussions included comments by Plaintiffs’ Interim Co-Lead Counsel that precipitated the disclosure of additional information in a supplement that BGH will file with the Securities and Exchange Commission prior to November 1, 2010 (the “Supplement”) pursuant to the settlement agreement; and
     WHEREAS, after lengthy negotiations, the Parties reached an agreement in principle concerning the proposed settlement of the Action, which is memorialized in this MOU; and
     WHEREAS, Defendants deny all allegations of wrongdoing, fault, liability or damage to Plaintiffs, the Putative Class, or derivatively to BGH, deny that they engaged or are engaged in any wrongdoing or violation of law or breach of duty, deny that they acted improperly in any way, believe that they acted properly and fully complied with their legal obligations at all times, believe that the Registration Statement, the Amended Registration Statement, the Second Amended Registration Statement, the Prospectus and the Definitive Proxy Statement contain all material information required to be disclosed and contain no material misstatements or omissions, and believe the Action has no merit, but wish to settle the Action on the terms and conditions stated in this MOU in order to eliminate the burden and expense of further litigation and to put the claims to be released hereby to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability or damages to Plaintiffs, the Putative Class, or BGH; and
     WHEREAS, all Parties recognize the time and expense that would be incurred by further litigation in this matter and the uncertainties inherent in such litigation; and
     WHEREAS, the Parties to this MOU have reached an agreement in principle providing for the settlement of the Action, subject to the approval of the Court and consummation of the Merger, on the following terms:
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto:
     1. In consideration for the full settlement and release of all Settled Claims (as defined below), Defendants agree to disclose the information attached in Exhibit A in a letter to the unitholders of BGH and BPL, which will be filed with the SEC and mailed to the unitholders. Neither Plaintiffs nor Plaintiffs’ Counsel shall seek additional disclosures as a condition of the Settlement beyond those specified in Exhibit A. In addition, if there is a change in circumstances subsequent to the execution of this Memorandum that renders the existing disclosures materially inadequate (after taking into account the total mix of information already available to the unitholders) Plaintiffs’ Counsel shall notify Defendants in writing of the inadequacy of the disclosure within three days. Plaintiffs’ notification shall specify specifically what information Plaintiffs contend must be disclosed. In any event, Defendants shall notify Plaintiffs’ Counsel within 5 business days after Plaintiffs’ notice if they are unwilling to make the additional disclosures requested by Plaintiffs. Plaintiffs agree that they would only be entitled to attorneys fees in connection with such additional disclosures if Defendants notify Plaintiffs’ Counsel in writing they are unwilling to make any additional disclosures, and those additional disclosures are subsequently made.
     2. Defendants acknowledge that, despite their belief that the actions they are taking to achieve settlement are not necessary, the pendency and prosecution of the Action and the negotiations between the parties’ counsel resulted in Defendants’ agreement to settle the action and make the additional disclosures referred to in paragraph 1.
     3. In further consideration for the full settlement and release of all Settled Claims (as defined below), Defendants agree to reduce the termination fee, described in Paragraph 9.1 of the Merger Agreement, payable by BGH to BPL under the circumstances described in the Merger Agreement (the “Termination Fee”) from $29,000,000.00 to $22,000,000.00.
     4. Defendants acknowledge that, despite their belief that the actions they are taking to achieve settlement are not necessary, the pendency and prosecution of the Action and the negotiations between the parties’ counsel resulted in Defendants’ agreement to reduce the Termination Fee described in paragraph 3 above.
     5. Plaintiffs acknowledge and agree that the Parties to the Merger Agreement may negotiate other and further amendments or modifications to the Merger Agreement prior to the effective date of the Merger to facilitate the consummation of the Merger. Plaintiffs agree that they will not challenge or object to any such amendments or modifications so long as they do not materially and adversely impact the rights that the BGH unitholders would have pursuant to the Settlement and/or the Merger Agreement.
     6. Defendants (or their successor(s) in interest) will bear the cost and administrative responsibility of notice to the class members in connection with the settlement of the Action.

     7. The Parties will negotiate in good faith and use their reasonable best efforts to agree upon, execute and present to the Court an appropriate stipulation of settlement (the “Stipulation”) and such other documentation as may be required in order to obtain Final Approval of the Settlement (as defined in paragraph 9 herein) and the dismissal with prejudice of the Action upon the terms set forth in this MOU. The Stipulation will expressly provide, inter alia:
          (a) for certification, for settlement purposes only, pursuant to Texas Rule of Civil Procedure 42, of a class consisting of all persons (other than Defendants and their immediate families, heirs and assigns) who owned units of BGH at any time from and including June 11, 2010 through and including the Effective Time (as defined in the Merger Agreement), including, to the extent acting as such, any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, officers, directors, employees, heirs, assigns or transferees, immediate and remote, or any person or entity acting for or on behalf of, or claiming under any of them, and each of them (the “Class”);
          (b) for entry of a judgment dismissing the Action with prejudice and, except as set forth in paragraphs 6 and 8, without costs to any party;
          (c) for the complete discharge, dismissal with prejudice on the merits, settlement and release of, all claims, demands, actions or causes of action, matters and issues, whether known or unknown, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding by or on behalf of the Plaintiffs in the Action and any and all of the members of the Class, whether individual, class, derivative, representative, legal, equitable of any other type or in any other capacity against any and all Parties in the Action and their current and former directors, officers, employees, partners, agents, affiliates, subsidiaries, parents, successors or assigns, as well as all counsel representing the Parties in the Action (the “Released Persons”), whether or not any such Released Persons were named, served with process or appeared in the Action, which the Plaintiffs or any member of the Class ever had, now have, or hereafter may have arising out of, relating to or in connection with the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations or omissions set forth or referred to in the Action or otherwise related to (i) the Merger, or the Merger Agreement or any amendment thereto; (ii) any legal obligations of any of the Released Persons in connection with the Merger; (iii) the negotiations in connection with the Merger, Merger Agreement or any amendment thereto, or (iv) the Registration Statement, the Amended Registration Statement, the Second Amended Registration Statement, the Prospectus and the Definitive Proxy Statement; and (v) the Claims set forth in the Action (the “Settled Claims”). Settled Claims do not include claims to enforce the Settlement or any claim by any Defendant (including any nominal Defendant) against any insurance carrier. Settled Claims do not include federal securities law claims that are unrelated to the Merger, the Merger Agreement, or the transactions and disclosures relating thereto.
          (d) that Defendants, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, release Plaintiffs, Interim Co-Lead Counsel, Plaintiffs’ Liaison Counsel and any firms associated with them, including any partners, principals, associates and/or employees of the same (collectively “Plaintiffs’ Counsel”) from any and all claims arising out of or relating to their filing and prosecution of the Action. Settled Claims do not include claims to enforce the Settlement or any claim by any Defendant (including any nominal Defendant) against any insurance carrier;
          (e) that the releases contemplated by the Settlement extend to claims that Defendants and Plaintiffs for themselves and on behalf of the Class do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release or to object or not object to the Settlement (the “Unknown Claims”). Plaintiffs, Defendants and each member of the Putative Class shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of Unknown Claims; further (i) the Plaintiffs, for themselves and on behalf of the Class and Defendants shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR
(ii) Plaintiffs, for themselves and on behalf of the Class and Defendants also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542; and (iii) Plaintiffs, for themselves and on behalf of the Class acknowledge that members of the Class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and on behalf of the Class to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs and Defendants acknowledge, and the members of the Class shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part;
     (f) that all proceedings in the Action, except for settlement-related proceedings, shall be suspended pending the Final Approval of the Settlement by the Court;
     (g) that the Settlement is conditioned on the consummation of the Merger;
     (h) that in the event the Settlement does not become final for any reason, Defendants reserve the right to oppose the certification of any class in future proceedings and the Parties reserve all other rights, claims and defenses that the Parties could have raised or asserted had this MOU not been entered into by the Parties;
     (i) that each of the Defendants has denied and continues to deny that any of them have committed or have threatened to commit any wrongdoing, violation of law or breaches of any duty of any kind to Plaintiffs, the Class, BGH, or anyone else; and
     (j) that the Defendants are entering into the Settlement to eliminate the uncertainty, distraction, burden, risk and expense of further litigation.
     8. The Stipulation will also provide that, in settlement of Plaintiff’s derivative claims, including any claim against Defendants by Plaintiffs or Plaintiff’s counsel for their attorneys’ fees and expenses as proceeds of their derivative claim under Business Organizations Code § 153.405, and based upon the benefits that the Settlement has and will provide derivatively to BGH, rather than continuing to litigate this issue, the parties to this Settlement (after negotiating the other elements of the Settlement) agreed that, subject to Final Court Approval of the Settlement, Defendants (or their insurers) will cause to be paid as set forth below a cash payment in the amount of $900,000 United States dollars, and that Plaintiffs and Plaintiffs’ Counsel agreed that they will not seek any further award of attorneys’ fees or expenses relating to this action (or the previously-filed actions described herein) on any theory. The Stipulation will provide that this payment in settlement of the derivative claim will be made within ten (10) calendar days after approval of the settlement by the Court is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise. The amounts paid pursuant to this paragraph will not be paid out of amounts that would otherwise have been paid to the members of the Putative Class. At the time the cash payment is made it shall be paid by check, made payable to The Brualdi Law Firm, P.C. as escrow agent for Plaintiffs’ Counsel. Counsel for Defendants and Plaintiffs’ Counsel negotiated the provisions herein related to the cash payment after the Parties had agreed to the other substantive terms of the MOU contained herein.
     9. Consummation of the Settlement is subject to the following, which the parties to this MOU agree to use their best efforts to achieve: (a) satisfactory completion of reasonable confirmatory discovery by Plaintiffs, after consultation with Defendants and subject to entry of a confidentiality order, to confirm the fairness and adequacy of the settlement contemplated herein, which the parties contemplate will include the interviews of Frank Sowinsky, Frank Loverro and a knowledgeable representative of Credit Suisse, BGH’s financial advisor; (b) the drafting and execution of a formal Stipulation of Settlement and such other documentation as may be required to obtain Final Approval by the Court of the Settlement (the “Settlement Documents”), by counsel for the Parties (provided that the Parties comply with their obligation to act in good faith to negotiate and execute such formal Settlement Documents); (c) consummation of the Merger; (d) satisfaction of any other conditions set forth herein; and (e) Final Approval by the Court of the Settlement and entry of a final order and judgment by the Court (and the exhaustion of possible appeals, if any) dismissing the Action with prejudice on the merits and with each party to bear its own costs (except for the costs set forth in paragraphs 6 and 8 above). As used herein, “Final Approval” of the Settlement means that the Court has entered an order approving the Settlement and that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of the cash payment as provided in Paragraph 8 above and any appeal related to either.
     10. Subject to prior Court approval of the form of notice, the parties to this MOU will present the Settlement to the Court for hearing and approval as soon as practicable following appropriate notice to the class members and will use their best efforts to obtain expeditiously Final Approval of the Settlement and the dismissal of the Action with prejudice.
     11. This MOU and Stipulation shall be null and void and of no force and effect should any of the conditions set forth herein not be met; or should Interim Co-Lead Counsel in the Action determine in good faith that at any time prior to Final Approval of the settlement by the Court pursuant to paragraph 9, based upon facts learned subsequent to the execution of this MOU, the proposed Settlement is not fair, reasonable and adequate to Class members. In such event, the MOU shall not be deemed to prejudice in any way the positions of the Parties with respect to the Action nor to entitle any party to the recovery of costs and expenses incurred to implement this MOU (except as provided in paragraph 6 hereof for the costs of notice of the Settlement).
     12. The provisions contained in this MOU and all negotiations, discussions and proceedings in connection with this MOU shall not be deemed or constitute a presumption, concession or an admission by any party in the Action of any fault, liability or wrongdoing or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose, except in connection with any proceeding to enforce the terms of this MOU. If the Settlement does not receive Final Approval, the parties shall revert to their respective litigation positions as if this MOU never existed.
     13. The Parties agree that except as expressly provided herein, the Action shall be stayed with respect to all Parties to the Action pending submission of the proposed Settlement to the Court for its consideration, and Plaintiffs will stay, and will not initiate, any other proceedings other than those incident to the Settlement itself. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the parties to this MOU which challenges the Settlement, the Merger or the Merger Agreement or otherwise involves a Settled Claim. Interim Co-Lead Counsel agrees that Defendants’ time to answer or otherwise respond to any discovery requests is extended indefinitely.

     14. This MOU and the Stipulation are not intended to, and shall not, create any obligation for any party to consummate the Merger and shall not modify in any way any party’s rights or obligations concerning the Merger.
     15. Plaintiffs and their counsel in the Action represent and warrant that none of Plaintiffs’ claims or causes of action referred to in any complaint in the Action or this MOU has been assigned, encumbered or in any manner transferred in whole or in part, and that Plaintiffs are and have been unitholders of BGH throughout the period covered by the Complaint and this Settlement.
     16. This MOU constitutes the entire agreement among the Parties and supersedes and preempts any prior agreements and understandings concerning the subject matter hereof, and may not be amended, nor any of its provisions waived, except by a writing signed by all of the Parties hereto.
     17. This MOU, and all rights and powers granted hereby, shall be binding on and inure to the benefit of the Parties hereto (including all Putative Class Members) and their respective agents, executors, heirs, successors and assigns.
     18. This MOU shall be governed by, and construed in accordance with the laws of the State of Delaware, exclusive of choice of law provisions.
     19. This MOU will be executed by counsel for the Parties, each of whom represent and warrant that they have the authority from their clients to enter this MOU.
     20. This MOU may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Signed signature pages of this MOU may be delivered by facsimile, e-mail or PDF transmission, which will constitute complete delivery without any necessity for delivery of originally signed signature pages in order for this to constitute a binding agreement.
     Entered into this 29th day of October, 2010 by:

Interim Co-Lead Counsel for Plaintiffs	Defendants Buckeye
THE BRUALDI LAW FIRM, P.C.	Partners LP, Buckeye GP LLC, and Grand Ohio, LLC by their Counsel

/s/ Richard B. Brualdi	MORGAN, LEWIS & BOCKIUS, LLP
Richard B. Brualdi	/s/ Marc J. Sonnenfeld
29 Broadway, Suite 2400	Marc J. Sonnenfeld
New York, New York 10006	Timothy D. Katsiff
Telephone: (212) 952-0602	1701 Market St.
Facsimile: (212) 952-0608	Philadelphia, PA 19103-2921
BULL & LIFSHITZ, LLP	Telephone: (215) 963-5572 Facsimile: (215) 963-5001

/s/ Joshua M. Lifshitz
Joshua M. Lifshitz	MORGAN, LEWIS & BOCKIUS, LLP
18 East 41st Street	Winstol Carter, Jr.
New York, New York 10017	1000 Louisiana St., Suite 4000
Telephone: (212) 213-6222	Houston, Texas 7002-5006
Facsimile: (212) 213-9405	Telephone: (713) 890-5140
FINKELSTEIN THOMPSON LLP	Facsimile: (713) 890-5001

/s/ Donald J. Enright	Defendants Forrest E. Wylie,
Donald J. Enright	Christopher L. Collins, John F.
1050 30th Street, N.W.	Erhard, Joseph A. LaSala, Jr.,
Washington, D.C. 20007	Frank J. Loverro, Frank S.
Telephone: (202) 337-8000	Sowinski, Robb E. Turner, Martin A.
Facsimile: (202) 337-8090	White, Buckeye GP Holdings L.P.,
BGH GP Holdings, LLC, Mainline
Management LLC, ArcLight Capital
Partners, LLC, Kelso & Company by
their Counsel
LATHAM & WATKINS, LLP
/s/ Blair Connelly

Blair Connelly
885 Third Avenue
New York, New York 10022-4834
Telephone: (212) 906-1200
Facsimile: (212) 751-4864 Derrick B. Farrell

LATHAM & WATKINS, LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004-1304
Telephone: (202) 637-2328
Facsimile: (202) 637-2201

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